Exhibit 10.4

AGREEMENT ENTERED INTO BY AND AMONG NACIONAL FINANCIERA, S.N.C., DIRECCIÓN FIDUCIARIA IN ITS CAPACITY AS TRUSTEE UNDER THE TRUST NUMBER 5111-3 (HEREINAFTER “NAFIN”), REPRESENTED BY MR. JUAN MANUEL ALTAMIRANO LEÓN, AEROINVEST, S.A. DE C.V., (HEREINAFTER “AEROINVEST” OR THE “BUYER”), REPRESENTED BY MR. ALONSO QUINTANA KAWAGE AND SERVICIOS DE TECNOLOGÍA AEROPORTUARIA, S.A. DE C.V. (FORMERLY OPERADORA MEXICANA DE AEROPUERTOS, S.A. DE C.V.) (HEREINAFTER “SETA” OR THE “STRATEGIC PARTNER”), REPRESENTED BY MR. LUIS ZARATE ROCHA, WITH THE APPEARANCE OF THE FEDERAL GOVERNMENT OF THE MEXICAN UNITED STATES, THROUGH THE MINISTRY OF COMMUNICATIONS AND TRANSPORTATION (HEREINAFTER “SCT”), REPRESENTED BY DR. AARON DYCHTER POLTOLAREK, UNDERSECRETARY OF TRANSPORTATION, PURSUANT TO THE FOLLOWING DEFINITIONS, PRECEDENTS, REPRESENTATIONS AND CLAUSES.

DEFINITIONS

Capitalized terms defined and used in this Agreement shall have the meaning assigned to such terms herein, or otherwise, in the Participation Agreement dated June 14th, 2000, executed, among others, by the SCT, Nafin, the Holding Company, the Strategic Partner, Aeroinvest and Aéroports de Paris, with the appearance of Banco Nacional de Comercio Exterior, S.N.C., División Fiduciaria, as amended by an Amendment Agreement dated December 21st, 2005 (the “Participation Agreement”).

PRECEDENTS

1.     On June 14th, 2000, the Participation Agreement was executed with the purpose of establishing the rights and obligations, among others, by the Strategic Partner, the Federal Government, Nafin, the Trustee and Grupo Aeroportuario, in virtue of the Bid Process and the selection of the Strategic Partner in the management of the Assigned Airports pursuant to the General Guidelines for the Investment Opening in the Mexican Airport System, the invitation to bid and the guidelines.

2.     On June 14th, 2005, (i) pursuant to Section 3.4.2 of the Participation Agreement, the Strategic Partner delivered to Nafin the Notice of Purchase, expressing its intention to exercise the purchase option for the Additional Shares pursuant to Section 3.4 of the Participation Agreement (the “Purchase Option”), subject to the conditions provided in such Notice of Purchase; and (ii) pursuant to Section 10.6 of the Participation Agreement, the Strategic Partner requested authorization to assign in favor of Aeroinvest, all rights and obligations related with the Purchase Option for the Additional Shares.

3.     The Strategic Partner and Aeroinvest requested from the SCT the amendment of Section 3.4.4 of the Participation Agreement, in order for Aeroinvest to be able to pay the price for the Additional Shares as instructed in writing by Nafin, no later than December 30th, 2005, eliminating, consequently, the sixty (60) days term originally agreed. Likewise, the SCT expressed that it had no objection to such amendment request.

4.     Pursuant to the official notice number 4.612 dated December 21st, 2005, the SCT, pursuant to Section 10.6 of the Participation Agreement, authorized the assignment by the Strategic Partner in favor of Aeroinvest of all the rights and obligations related with the Purchase Option, releasing the Strategic Partner from the obligations related to the acquisition of the Additional Shares, including the payment of such Additional Shares, provided, however, that the other obligations of the Strategic Partner under the Transaction Documents and the Participation Agreement, including the obligation to collaborate set forth in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, remain in full force and effect.

5.     On December 21st, 2005, a shareholders meeting of the Holding Company, in accordance with Section 10.6 of the Participation Agreement, authorized the assignment by the Strategic Partner in favor of Aeroinvest of all rights and obligations related to the Purchase Option, releasing the Strategic Partner from the obligations related to the acquisition of the Additional Shares, including the payment of such Additional Shares, provided, however, that the other obligations of the Strategic Partner under the Transaction Documents and the Participation Agreement, including the obligation to collaborate set forth in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, remain in full force and effect.

6.     On December 21st, 2005, Nafin, pursuant to the instructions received trough the SCT official communications number 4.613 and 4.614, dated December 21st, 2005, notified the Strategic Partner of the authorization issued, in terms of such official communications, by the SCT regarding the assignment made by the Strategic Partner in favor of Aeroinvest of all rights and obligations related to the Purchase Option, releasing the Strategic Partner from the obligations related to the acquisition of the Additional Shares, including the payment of such Additional Shares, provided, however, that the other obligations of the Strategic Partner under the Transaction Documents and the Participation Agreement, including the obligation to collaborate set forth in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, remain in full force and effect.

7.     On December 15th, 2005, Aeroinvest notified in writing to the SCT the acquisition of the 36% of the Holding Company’s Shares, in accordance with Article 23 of the Airports Law. In addition, pursuant to the official communication number 10/2144 dated December 21st, 2005, the SCT expressed that it had no objection with respect to such acquisition.

8.     By a resolution dated December 13th, 2005, the Restructure Committee of the Mexican Airport System, took note and favorably opined with respect to providing the Comisión Intersecretarial de Desincorporación (“CID”) with the Additional Shares’ purchase course of action.

9.     By a resolution dated December 20th, 2005, the CID took note of the Additional Shares’ purchase course of action.

10.   Nafin as seller and Aeroinvest as buyer, will enter, on this Agreement’s execution date, into a Purchase Agreement with respect to the Additional Shares (the “Purchase Agreement”).

R E P R E S E N T A T I O N S

I.          Nafin, through its representative, hereby represents that:

1.     It is a national banking corporation, development finance institution, duly organized and validly existing under the Financial Institutions Law and its Organic Law, with legal capacity and patrimony of its own and it is duly authorized to execute this Agreement.

2.     On June 14th, 2005, (i) pursuant to Section 3.4.2 of the Participation Agreement, Nafin received the Purchase Notice from the Strategic Partner, pursuant to which the Strategic Partner expressed its intention to exercise the Purchase Option, releasing the Strategic Partner from the obligations related with the acquisition of the Additional Shares; and (ii) pursuant to Section 10.6 of the Participation Agreement, the Strategic Partner, requested authorization to assign in favor of Aeroinvest all the rights and obligations related with the Purchase Option and to release the Strategic Partner from the obligations related with the acquisition of the Additional Shares, including the payment of such Additional Shares, provided, however, that all the other obligations of the Strategic Partner under the Transaction Documents and the Participation Agreement, including the obligation to collaborate set forth in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, remain in full force and effect.

3.     Pursuant to representation I.2 above, Nafin enters into this Agreement, in order to comply with the provisions set forth under Section 3.4.5 of the Participation Agreement.

4.     Its representative is duly authorized to execute this Agreement on its behalf, as evidenced in public deed number 35,985 granted on June 9, 2004, before Mr. Gabriel Benjamín Díaz Soto, Notary Public number 131 of the Federal District, duly registered in the Public Registry of Commerce of the Federal District on June 23rd, 2004, under mercantile folio number 1275.

II.         Aeroinvest, through its representative, hereby represents that:

1.      It is a corporation duly organized under the laws of Mexico, as evidenced in public deed number 69,898, dated July 25th, 2003, granted before Mr. Jorge

Alfredo Domínguez Martínez, Notary Public number 140 of the Federal District, duly registered in the Public Registry of Commerce of the Federal District under mercantile folio number 309414, and has the sufficient authority to enter into this Agreement, pursuant to its By-Laws.

2.      Its representative, Mr. Alonso Quintana Kawage, has sufficient authority to execute this Agreement on its behalf as evidenced in the public deed referred to in representation II.1 above, and such authority has not been revoked or modified in any form or manner.

3.      It wishes to execute this Agreement in order to comply with Section 3.4.5 of the Participation Agreement.

III.       The Strategic Partner, through its representative, hereby represents that:

1.      It is a corporation duly organized under the laws of Mexico, as evidenced in public deed number 79,502, dated June 9th, 2000, granted before Mr. Armando Gálvez Pérez Aragón, Notary Public number 103 of the Federal District, duly registered in the Public Registry of Commerce of the Federal District on October 13th, 2000, under the mercantile folio number 267940.

2.      On June 14th, 2005, (i) pursuant to the provisions in Section 3.4.2 of the Participation Agreement, the Strategic Partner delivered to Nafin the Purchase Notice, pursuant to which the Strategic Partner expressed its intention to exercise the Purchase Option, subject to the conditions set forth therein; and (ii) pursuant to Section 10.6 of the Participation Agreement, the Strategic Partner requested authorization to assign in favor of Aeroinvest all the rights and obligations related to the Purchase Option, releasing the Strategic Partner from the obligations related to the acquisition of the Additional Shares, including the payment of such Additional Shares, provided, however, that any other obligation of SETA under the Transaction Documents and the Participation Agreement, including the obligation to collaborate set forth in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, will remain in full force and effect.

3.      Its representative has sufficient authority to execute this Agreement on its behalf, in terms of public deed number 991, dated December 20th, 2005, granted before Notary Public number 29 of Monterrey, Nuevo León.

4.      In virtue of representation III.2 above, it executes this Agreement in order to comply with the provisions set forth under Section 3.4.5 of the Participation Agreement.

IV.       The SCT, through its representative, hereby represents that:

1.      On June 14th, 2005, (i) pursuant to the provisions of Section 3.4.2 of the Participation Agreement, the Strategic Partner delivered the Purchase Notice to Nafin, pursuant to which the Strategic Partner expressed its intention to exercise the

Purchase Option of the Additional Shares in terms of Section 3.4 of the Participation Agreement (the “Purchase Option”), subject to the conditions provided under such Purchase Notice; and (ii) based on the provisions of Section 10.6 of the Participation Agreement, the Strategic Partner requested authorization to assign in favor of Aeroinvest all the rights and obligations related to the Purchase Option of the Additional Shares, including the payment of such Additional Shares, provided, however, that any other obligations of SETA under the Transaction Documents and the Participation Agreement, including the obligation to collaborate set forth in Section 2.3 and the obligations referred to in Section 3.4.5 of the Participation Agreement, will remain in full force and effect.

2.      SCT hereby authorizes and instructs Nafin to enter into this Agreement, in accordance to its terms.

3.      It appears in this Agreement in order to acknowledge and consent the scopes, rights and obligations derived from this Agreement, and

4.      Its representative has sufficient authority to execute this Agreement, as evidenced in article 6°, section IX, of the SCT Internal Regulations and such authority has not been revoked or modified in any form or manner.

Based on the foregoing, the parties hereto execute this Agreement in accordance with the following:

C L A U S E S

FIRST.   Pursuant to Section 3.4.5 of the Participation Agreement, the parties hereto agree that:

1.      Aeroinvest (which in exercise of the Purchase Option, will acquire the Additional Shares, in terms of Section 3.4 of the Participation Agreement), pursuant to subsection (i) of Section 3.4.5 of the Participation Agreement, assumes the obligation to, in a maximum five (5) years term beginning on the acquisition date of the Additional Shares (the “5 Year Term”), place such shares in the securities market through one or several public offerings. If Aeroinvest decides to place the Additional Shares within the 5 Years Term, Nafin will be entitled to place and sell an equal amount of shares representing the capital stock of the Holding Company in the same public offering, in accordance to the provisions of paragraph (iv) of Section 3.4.5 of the Participation Agreement.

2.      In terms of the first section of paragraph (ii) of Section 3.4.5 of the Participation Agreement, Nafin is entitled to place and sell its shares representing the capital stock of the Holding Company, in the securities market at any time beginning as of the execution of the Participation Agreement.

3.      Pursuant to the second section of paragraph (ii) of Section 3.4.5 of the Participation Agreement, if Nafin chooses to place and sell its shares representing the capital stock of the Holding Company in the securities market, Aeroinvest, following Nafin’s request, will have the obligation to collaborate in the public offering that Nafin chooses to carry out, in accordance to Section 2.3 of the Participation Agreement.

4.      Pursuant to the third section of paragraph (i) of Section 3.4.5 of the Participation Agreement, if the sale price per share in the public offering carried out pursuant to paragraph 3 above, is equal to or higher than the price of acquisition of the Additional Shares by Aeroinvest, in dollars to the exchange rate of the acquisition date plus an annual 5% interest, Aeroinvest shall sell the Additional Shares upon the termination of the 5 Year Term, subject to the performance of the conditions to be agreed pursuant to Clause Third below.

5.      Pursuant to the fourth section of paragraph (ii) of Section 3.4.5 of the Participation Agreement, if favorable market conditions are met and Aeroinvest does not comply with the obligations set forth in paragraphs 1 and 4 above, Aeroinvest will be obligated to deposit the Additional Shares to an irrevocable trust (the “Trust”). In such event, pursuant to paragraph (v) of Section 3.4.5 of the Participation Agreement, Aeroinvest will maintain, at all times, the right to instruct the trustee with respect to the placement and sale of all or part of the Additional Shares in the securities market and to receive the proceeds obtained from the sale of such Additional Shares.

6.      If favorable market conditions are not met in the public offering made by Nafin in terms of paragraph 2 above, Aeroinvest’s will not have the sale obligation set forth in paragraph 4 above. In such event, Aeroinvest will only have the obligation to (a) carry out the sale of the Additional Shares or (b) deposit the Additional Shares in the Trust, in the terms to be agreed by the parties pursuant to Clause Third below.

7.      If the market conditions do not allow Aeroinvest to carry out the sale of the Additional Shares within the 5 Year Term pursuant to paragraph 1 above, this Agreement will be indefinitely extended until the market conditions enable Aeroinvest to carry out with the placement and sale of the Additional Shares.

SECOND. The parties agree that the Trust referred to in paragraph 5 of Clause First above, will include, at least, the terms and conditions provided in Exhibit “A” of this Agreement.

THIRD. For purposes of paragraphs 4,5,6 and 7 of the First Clause of this Agreement, the parties agree to establish the conditions under which favorable market conditions will be met, including the price and term that shall be taken as reference in order to define such conditions (taking into consideration the price of the Additional Shares on the date of Nafin’s public offer and the acquisition price of the Additional Shares, in dollars, at the exchange rate of the acquisition date plus an annual 5% interest on the date of such determination), pursuant to which Aeroinvest shall have the obligation to (a) carry out the sale of the Additional Shares and the terms under which such sale shall be carried out or (b) deposit the Additional Shares in the Trust. The terms and conditions provided herein and determined for purposes hereof, shall be deemed as part of this Agreement and therefore, the existing provisions shall be mandatory for the parties.

FOURTH. The parties agree that if the Trust 5111-3, to which Nafin is Trustee, is terminated, all the obligations and rights derived from this Agreement and the documents attached hereto, shall be obligations and rights of the SCT or whoever the SCT appoints.

FIFTH. Any notice to be delivered from one party to another under this Agreement shall be delivered in writing to the other party by registered mail with an acknowledgment of receipt, fax, courier and will be considered as effective until duly received by the other party. All the notices shall be addressed to the following domiciles:

To Nafin:

Insurgentes Sur 1971

Edificio Anexo, Nivel Jardín

Col. Guadalupe Inn, C.P. 01020

Mexico, Distrito Federal

At´n: Trustee Director

To Aeroinvest:

Minería No. 145, Edificio F 3er Piso

Co. Esclavón,

Mexico, D.F. 11800

At´n. José Luis Guerrero and Alonso Quintana K.

c.c.p. Pedro Martínez Becerril

To the Strategic Partner:

Minería No. 145, Edificio F 3er Piso

Co. Esclavón,

Mexico, D.F. 11800

At´n: Luis Fernando Zarate Rocha

 To the Secretaría de Comunicaciones y Transportes:

Subsecretaría de Transporte

Centro Nacional SCT

Av. Xola y Universidad S/N

Cuerpo C, Piso 1 Sección Oriente

03020, México, D.F.

At´n: Subsecretario de Transporte

The parties shall notify any change of domicile to the other party in accordance with this Clause.

SIXTH. No amendment to this Agreement will be effective, except if agreed in writing by each of the parties.

SEVENTH. This Agreement shall be governed by and construed pursuant with the federal laws of Mexico and the parties to this Agreement hereby expressly and irrevocably submit to the jurisdiction of the competent courts of Mexico City, Federal District, waiving the right to any other jurisdiction to which they may be entitled by reason of their present or future domicile or otherwise.

In witness whereof, and being the parties aware of the validity and legal scopes of this Agreement, this Agreement is executed on December 21, 2005.

Signature Page

Agreement of December 21, 2005

Nacional Financiera, Sociedad

Nacional de Crédito

Dirección Fiduciaria

/s/ Juan Manuel Altamirano León
By: Lic. Juan Manuel Altamirano León
Title: Fiduciary Delegate

Signature Page

Agreement of December 21, 2005

Aeroinvest, S.A. de C.V.

/s/ Alonso Quintana Kawage
By: Alonso Quintana Kawage
Title: Legal Representative

Signature Page

Agreement of December 21, 2005

Servicios de Tecnología

Aeroportuaria, S.A. de C.V.

/s/ Luis Fernando Zarate Rocha
By: Luis Fernando Zarate Rocha
Title: Legal Representative

Signature Page

Agreement of December 21, 2005

With the appearance of the Federal Government,

through the Ministry of Communications and Transportation

/s/ Aarón Dychter Poltolarek
By: Dr. Aarón Dychter Poltolarek
Title: Undersecretary of Transportation

EXHIBIT “A”

TERMS AND CONDITIONS OF THE TRUST

1. Settlor – Beneficiary	Aeroinvest.

2. Trustee	A Mexican banking corporation, appointed by Aeroinvest.

3. Trust Assets

The Trust Assets shall be conformed by at least: (i) the Additional Shares; (ii) shares or other securities referred to shares of the Holding Company that are distributed as a result of splits and other similar acts; and (iii) the economic proceeds derived from the Additional Shares until such economic proceeds are distributed pursuant to the instructions of the Settlor-Beneficiary.

4. Purpose	The purposes of the Trust shall include the following:

1.

That the Trustee votes the Additional Shares in any ordinary, extraordinary or special shareholders meeting of the Holding Company, in the same manner as the majority of the shares representing the capital stock of the Holding Company is voted. The abovementioned shall be applicable provided that the Settlor- Beneficiary shall always and at all times have the capacity to instruct the Trustee to exercise the rights of the minorities set forth in the applicable legislation, including without limitation, the following:

		a)	The right to appoint a director for each 10% of equity in the capital stock of the Holding Company pursuant to Article 50 of the Securities Law;

		b)	The right to request that the Chairman of the Board of Directors or the auditing and corporate governance Committees call a general shareholders meeting pursuant to Article 50 of the Securities Law;

		c)	The right to request the adjournmentof the voting of any of the matters within the scope of a general shareholders meeting pursuant to Article 50 of the Securities Law;

		d)	The right to initiate any action concerning the liability of and against the members of the Board of Directors pursuant to Articles 38 of the Securities Law and 163

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of the General Law of Mercantile Corporations;

		e)	The right to oppose the resolutions taken by shareholders meetings pursuant to Articles 51 of the Securities Law and 201 of the General Law of Mercantile Corporations;

Furthermore, the Settlor- Beneficiary may instruct the Trustee to exercise, through its delegates, the rights corresponding to the Additional Shares related with (i) the approval of payment or distribution of dividends, as long as the Additional Shares guarantee the payment obligations to third parties, and (ii) the general ordinary shareholders meeting’s approval of the financial information, for purposes of paragraph (i) above.

	2.	The Trustee shall carry out the sale of the total or part of the Additional Shares upon instructions of the Settlor- Beneficiary.

5. Content of the Voting Trust	The Voting Trust shall contain, at least, the terms and conditions herein.

6. Duration

The Voting Trust shall have a duration of 50 years or until the Additional Shares have not been sold pursuant to the instructions of the Settlor- Beneficiary, whatever occurs first. In case the 50 year period ends without the Additional Shares being sold, the Settlor- Beneficiary shall execute a new trust in terms substantially similar to the Voting Trust, to which the Trustee shall transmit the Trust Assets to the Voting Trust.

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